SPECIAL MEETING OF STOCKHOLDERS OF

WSFS FINANCIAL CORPORATION

DECEMBER 12, 2018

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ALL ITEMS LISTED BELOW:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Form S-4, Notice of Meeting and Joint Proxy Statement/Prospectus
are available at www.wsfsbank.com

Please sign, date and mail
your proxy card in the
envelope provided as
soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030003030000000000	2	121218

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

		1.	WSFS Merger and Share Issuance Proposal	FOR	AGAINST	ABSTAIN
			To adopt the Agreement and Plan of Reorganization, dated as of August 7, 2018, as amended on November 1, 2018, (the “Merger Agreement”), by and between WSFS Financial Corporation (“WSFS”) and Beneficial Bancorp, Inc., and to approve the transactions contemplated by the Merger Agreement, including the issuance of shares of WSFS common stock as consideration under the Merger Agreement (the “WSFS Merger and Share Issuance Proposal”)	☐	☐	☐
		2.	WSFS Advisory Proposal on Specified Compensation	FOR	AGAINST	ABSTAIN
			To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of WSFS in connection with the Merger	☐	☐	☐
		3.	WSFS Adjournment Proposal	FOR	AGAINST	ABSTAIN
			To approve one or more adjournments of the WSFS Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the WSFS Merger and Share Issuance Proposal	☐	☐	☐

The proxy is revocable and, when properly executed will be voted in the manner directed hereby by the undersigned. If no directions are made, this proxy will be voted in accordance with the recommendations of the Board of Directros. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus of WSFS Financial Corporation.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder		Date:
Signature of Stockholder
Date:

This Proxy is Solicited on Behalf of the Board of Directors

WSFS FINANCIAL CORPORATION

for the Special Meeting of Stockholders December 12, 2018

     The undersigned hereby appoints Mark A. Turner and Eleuthère I. du Pont, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of common stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held on December 12, 2018 at 9:00 a.m., or at any adjournments thereof, as follows:

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

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